Exhibit 10.3

Execution Version

SUBORDINATED PROMISSORY NOTE

$1,500,000.00	June 28, 2017
Denver, Colorado

FOR VALUE RECEIVED, ENSERVCO CORPORATION, a Delaware corporation (“Borrower”), promises to pay to the order of CROSS RIVER PARTNERS, L.P., a Delaware limited partnership (“Lender”), in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, together with interest thereon calculated at the rate and in the manner set forth herein, the original principal sum of up to $1,500,000.00, or so much thereof as may be advanced and outstanding hereunder, together with interest on the advanced but unpaid principal at the applicable interest rate set forth herein. This Subordinated Promissory Note is issued pursuant to that certain Subordinated Loan Agreement dated as of even date herewith, between Lender and Borrower (and all replacements, substitutions, extensions, modifications or renewals thereof, the “Subordinated Loan Agreement”).

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Subordinated Loan Agreement.

1.     Subordination. Notwithstanding anything to the contrary herein, the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of June 28, 2017 among Borrower, Lender, and PNC Bank, National Association (“PNC”) to the indebtedness (including interest) owed by Borrower pursuant to that certain Amended and Restated Revolving Credit and Security Agreement dated as of September 14, 2014, among Borrower, PNC, and the lenders from time to time party thereto (the “Senior Loan Agreement”), as such Senior Loan Agreement has been and hereafter may be amended, supplemented, or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

2.     Interest Rate and Payments.

(a)

Commencing on July 1, 2017, and on the first day of each October, January, April, and July through the earlier of (i) Borrower’s satisfaction of the Senior Debt in full, or (ii) the Maturity Date, quarterly payments of interest accrued at the Subordinated Loan Interest Rate (as defined below) shall be due and payable. If a payment date does not fall on a Business Day, the payment shall be due on the next Business Day (without the obligation to pay the additional day(s) of accrued interest). For purposes of clarity and the avoidance of doubt, the payment due July 1, 2017 shall include the interest accrued at the Subordinated Loan Interest Rate during the period of May 11, 2017 (the day Lender advanced the principal amount hereof to Borrower) until June 30, 2017.

(b)

Commencing on the first day of the first calendar quarter following Borrower’s satisfaction of the Senior Debt in full, and continuing until the Maturity Date, quarterly payments of principal (based on a amortization schedule of ten years) plus interest on the outstanding principal balance of the Subordinated Loans, accrued at the Subordinated Loan Interest Rate (as defined below), shall be due and payable on the first day of each January, April, July, and October. If the payment date does not fall on a Business Day, the payment shall be due on the next Business Day (without the obligation to pay the additional day(s) of accrued interest).

(b)	If not sooner paid, all accrued interest, principal, fees and costs shall be due and payable on June 28, 2022 (the “Maturity Date”).

(c)

Interest on the unpaid principal balance of this Subordinated Promissory Note will be calculated at a fixed rate of 10.0% per annum based on a year of 360 days (the “Subordinated Loan Interest Rate”). Each determination by the Lender of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

(d)

Interest Calculation Method. Interest on this Subordinated Promissory Note is computed on a 365/360 basis; that is by applying the ratio of the Subordinated Loan Interest Rate over a year of 360 days multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Subordinated Promissory Note is computed using this method. Lender shall not charge an interest greater than the Maximum Rate, as defined in the Subordinated Loan Agreement.

(e)

Default Interest. While an Event of Default exists or after acceleration, at the option of the Lender, the Borrower shall, subject to the Subordination Agreement pay interest (“Default Interest”) at the Subordinated Loan Interest Rate, plus an additional 2.0% per annum. Default Interest shall be payable upon demand by the Borrower and shall be in addition to and not in lieu of any other charges due under this Subordinated Promissory Note.

(f)	Business Day. The term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are authorized or required by law to close.

3.            Prepayment. Subject to the terms and conditions of the Subordination Agreement, the Borrower shall have the right at any time, and from time to time, to prepay the outstanding balance of all principal and interest of this Subordinated Promissory Note, in whole, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Lender not less than two (2) Business Days prior to the date of such prepayment. If such notice is given, the principal balance of this Subordinated Promissory Note will be due and payable on the date designated in such notice, together with accrued interest to such date, and a prepayment penalty in an amount equal to the total interest that would have been due and payable on the next two quarterly payments following such prepayment, calculated at the Subordinated Loan Interest Rate.

4.            Application of Payments. All payments received under this Subordinated Promissory Note shall, in Lender’s discretion, be first applied to any costs, fees and expenses due to Lender under the Subordinated Loan Agreement, second to interest payments owing under this Subordinated Promissory Note which are due and unpaid, third to any outstanding principal owing hereunder, and fourth to interest accrued but not yet due.

5.            Events of Default. Upon the occurrence of any one or more of the following events (each an “Event of Default”):

(a)

Failure to make any payment of the principal or interest on this Subordinated Promissory Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise and such failure shall continue unremedied for a period of fifteen (15) days (it being understood that the failure of the Borrower to make any such payment as a result of a prohibition thereon under the Subordination Agreement shall not constitute an Event of Default); or

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(b)

The occurrence of any Event of Default specified in the Subordinated Loan Agreement or in any other instrument executed in connection with or securing this Subordinated Promissory Note which is not cured within any cure period provided with respect thereto (if any), then, subject to the terms and conditions set forth in the Subordination Agreement, and in every such event (other than an event with respect to the Borrower or any of its Significant Subsidiaries described in clause (f) or (g) of Section 7.1 of the Subordinated Loan Agreement) and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the actions described in Section 7.1 of the Subordinated Loan Agreement.

6.            Waivers. Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agrees that Lender may accept partial payment without discharging or releasing any obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Delaware or any other state. Borrower agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Subordinated Promissory Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to Lender at Lender’s address noted in the provision on Notices contained in the Subordinated Loan Agreement.

7.            Miscellaneous. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Subordinated Promissory Note is given under the seal of all parties hereto, and it is intended that this Subordinated Promissory Note is and shall constitute and have the effect of a sealed instrument according to law. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used. Lender may delay or forgo enforcing any of its rights or remedies under this Subordinated Promissory Note without losing them. Borrower and any other person who signs, guarantees or endorses this Subordinated Promissory Note, to the extent allowed by law, waives presentment, demand for payment, and notice of dishonor.

9.            Applicable Law; Venue. This Subordinated Promissory Note and all claims or controversies arising out of or relating to this Subordinated Promissory Note shall be governed by and construed according to the laws of the State of Delaware, without giving effect to conflict of law principles which might otherwise require the application of the laws of another jurisdiction. THE PARITES CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO AND WAIVES ANY OBJECTION WHICH THEY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH PARTY, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THE SUBORDINATED LOAN AGREEMENT. SERVICE, SO MADE, SHALL BE DEEMED TO BE COMPLETE UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED.

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10.            JURY WAIVER. THE PARTIES HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS SUBORDINATED PROMISSORY NOTE OR ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE BORROWER AND LENDER AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY.

12.            Modification. This Subordinated Promissory Note may not be modified except by written agreement signed by the Borrower and Lender hereof, or by their respective successors or assigns.

[Signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Subordinated Promissory Note to be executed, sealed and delivered as of the date first set forth above, although actually executed on the date or dates reflected below.

ENSERVCO CORPORATION By: /s/ Ian E. Dickinson Name: Ian E. Dickinson Its: President and Chief Executive Officer

STATE OF ____________________)

                                                                  ) ss.

COUNTY OF __________________)

The foregoing instrument was acknowledged before me this _____ day of __________, 2017, by Ian E. Dickinson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he is the President and Chief Executive Officer of Enservco Corporation, and that he executed the foregoing on behalf of Enservco Corporation as its voluntary act and deed.

Witness my hand and official seal.

Notary Public

My Commission Expires:

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